EXHIBIT 99.1
The following unaudited tables provide detail of our medical care costs for each of the four quarters of 2006 (amounts in thousands, except PMPM amounts which are in whole dollars):

	Three Months Ended March 31, 2006
			% of Total Medical
	Amount	PMPM	Care Costs
Medical care costs:
Fee for service costs	$262,709	$96.16	68.5%
Capitation	55,827	20.44	14.6%
Pharmacy	47,594	17.42	12.4%
Other	17,117	6.27	4.5%

Total medical care costs	$383,247	$140.29	100.0%

	Three Months Ended June 30, 2006
			% of Total Medical
	Amount	PMPM	Care Costs
Medical care costs:
Fee for service costs	$267,571	$92.58	66.6%
Capitation	64,026	22.15	15.9%
Pharmacy	49,567	17.15	12.4%
Other	20,551	7.11	5.1%

Total medical care costs	$401,715	$138.99	100.0%

	Six Months Ended June 30, 2006
			% of Total Medical
	Amount	PMPM	Care Costs
Medical care costs:
Fee for service costs	$530,280	$94.32	67.5%
Capitation	119,853	21.32	15.3%
Pharmacy	97,161	17.28	12.4%
Other	37,668	6.70	4.8%

Total medical care costs	$784,962	$139.62	100.0%

	Three Months Ended September 30, 2006
			% of Total Medical
	Amount	PMPM	Care Costs
Medical care costs:
Fee for service costs	$284,648	$93.81	66.1%
Capitation	68,144	22.46	15.8%
Pharmacy	51,697	17.04	12.0%
Other	26,381	8.69	6.1%

Total medical care costs	$430,870	$142.00	100.0%

	Nine Months Ended September 30, 2006
			% of Total Medical
	Amount	PMPM	Care Costs
Medical care costs:
Fee for service costs	$814,928	$94.14	67.0%
Capitation	187,997	21.72	15.5%
Pharmacy	148,858	17.19	12.2%
Other	64,049	7.40	5.3%

Total medical care costs	$1,215,832	$140.45	100.0%

	Three Months Ended December 31, 2006
			% of Total Medical
	Amount	PMPM	Care Costs
Medical care costs:
Fee for service costs	$310,103	$96.82	67.0%
Capitation	73,479	22.94	15.9%
Pharmacy	60,508	18.89	13.1%
Other	18,730	5.85	4.0%

Total medical care costs	$462,820	$144.50	100.0%

	Twelve Months Ended December 31, 2006
			% of Total Medical
	Amount	PMPM	Care Costs
Medical care costs:
Fee for service costs	$1,125,031	$94.87	67.0%
Capitation	261,476	22.05	15.6%
Pharmacy	209,366	17.65	12.5%
Other	82,779	6.98	4.9%

Total medical care costs	$1,678,652	$141.55	100.0%

The following unaudited tables provide detail of our medical care costs for the first three quarters of 2007 (amounts in thousands, except PMPM amounts which are in whole dollars):

	Three Months Ended March 31, 2007
			% of Total Medical
	Amount	PMPM	Care Costs
Medical care costs:
Fee for service costs	$307,880	$97.44	64.6%
Capitation	87,934	27.83	18.5%
Pharmacy	60,579	19.17	12.7%
Other	20,084	6.36	4.2%

Total medical care costs	$476,477	$150.80	100.0%

	Three Months Ended June 30, 2007
			% of Total Medical
	Amount	PMPM	Care Costs
Medical care costs:
Fee for service costs	$336,654	$104.41	65.1%
Capitation	92,929	28.82	18.0%
Pharmacy	65,931	20.45	12.8%
Other	21,351	6.62	4.1%

Total medical care costs	$516,865	$160.30	100.0%

	Six Months Ended June 30, 2007
			% of Total Medical
	Amount	PMPM	Care Costs
Medical care costs:
Fee for service costs	$644,534	$100.96	64.9%
Capitation	180,863	28.33	18.2%
Pharmacy	126,510	19.82	12.7%
Other	41,435	6.49	4.2%

Total medical care costs	$993,342	$155.60	100.0%

	Three Months Ended September 30, 2007
			% of Total Medical
	Amount	PMPM	Care Costs
Medical care costs:
Fee for service costs	$339,841	$106.15	64.6%
Capitation	95,879	29.95	18.2%
Pharmacy	67,844	21.19	12.9%
Other	22,338	6.98	4.3%

Total medical care costs	$525,902	$164.27	100.0%

	Nine Months Ended September 30, 2007
			% of Total Medical
	Amount	PMPM	Care Costs
Medical care costs:
Fee for service costs	$984,375	$102.70	64.8%
Capitation	276,742	28.87	18.2%
Pharmacy	194,354	20.28	12.8%
Other	63,773	6.65	4.2%

Total medical care costs	$1,519,244	$158.50	100.0%